UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

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EMDEON INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Questions and Answers about Stock Options and Restricted Stock Units (RSUs) under the

Emdeon Inc. 2009 Equity Incentive Plan (the “2009 Equity Plan”)

The following addresses what generally will happen to outstanding stock options and RSUs under the Emdeon Inc. 2009 Equity Incentive Plan (the “2009 Equity Plan”) in light of the announcement on August 4, 2011 that Emdeon Inc. (“Emdeon ” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with an affiliate of Blackstone (the “Acquirer”) pursuant to which the Acquirer will purchase outstanding shares of Emdeon common stock for $19.00 per share (the “Merger”). The consummation of the Merger (the “closing”) is subject to a number of conditions, including approval by the stockholders of Emdeon. If the transaction closes as anticipated, Emdeon will once again be a private company and Emdeon’s Class A common stock will no longer be publicly traded. We expect the Merger to close in the second half of 2011.

AST Equity Plan Solutions (“AST”) is acting as the administrator for the 2009 Equity Plan. As administrator, AST provides an online system to facilitate the administration of the 2009 Equity Plan. AST’s website for the 2009 Equity Plan is www.astepsdiv.com and their toll-free number is 866-665-2258.

We will provide additional information to optionees and RSU holders closer to the date of the planned Merger closing.

Stock Options*

1.	What will happen to my unvested stock options as a result of the proposed Merger?

The Company will accelerate the vesting of unvested stock options that remain outstanding immediately prior to the closing of the Merger. This acceleration of vesting is not effective right away, and will only apply to your unvested options if those options remain outstanding as of the Merger closing date.

2.	I currently hold vested and unvested stock options granted under the 2009 Equity Plan. What will happen to my stock options in the Merger?

If the Merger occurs, all stock options outstanding (vested and unvested) immediately prior to closing will be “cashed out.” Therefore, all of your outstanding options will be cancelled and automatically converted into the right to receive a cash payment equal to the $19.00 price payable per share of Class A common stock, less the applicable exercise price of the cancelled stock option, multiplied by the number of shares subject to the option. The cash payment will also be reduced by applicable tax withholding.

Option Payment Example:

Assume you hold 1,000 stock options with an exercise price of $15.50 granted on August 11, 2009, subject to vesting in annual 25% installments, and that the Merger closing date is November 1, 2011. Also assume you have not exercised any of your stock options.

*	Performance-contingent stock options are subject to special terms not discussed in this communication, and this communication does not apply to those options.

If you remain employed with Emdeon through the November 1, 2011 closing date, 50% of your options (500 shares) would already be vested on the closing date. However, as described above, 100% of your stock options will be vested on the closing date and you will be entitled to a cash payment equal to $19.00 - $15.50 on all 1,000 of your options (total = $3,500), less applicable withholding taxes.

3.	Is it possible to exercise my options prior to closing or must I wait and have my stock options cashed out as described above?

If you hold vested options, you may continue to exercise those options in accordance with the terms of the 2009 Equity Plan and your option award agreement (subject to compliance with the Emdeon Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures and any other applicable policies and rules).

4.	Do I have to exercise my stock options to receive the cash payment?

Not if you remain employed with Emdeon (or its affiliates). If you remain employed through the Merger closing date, you do not have to exercise any stock options that remain outstanding immediately prior to closing in order to receive the cash payment described above. The cash-out payment will automatically be made to you as soon as practicable following the closing of the Merger.

5.	What if I am no longer employed by Emdeon?

If you have vested stock options outstanding at the closing of the Merger, those vested options will be “cashed out” like other outstanding options. That is, they will be cancelled and automatically converted into the right to receive a cash payment equal to the $19.00 price payable per share of Class A common stock, less the applicable exercise price of the cancelled stock option, multiplied by the number of shares subject to the vested option, subject to applicable tax withholding. Any of your options that have expired or been cancelled prior to the closing date of the Merger (for example, any unvested options forfeited because of your separation from service with Emdeon) will not be eligible for such treatment.

Please note: If you are no longer employed with Emdeon (or its affiliates) and have vested options that are scheduled to expire before the expected closing of the Merger, you must exercise those options in order to receive any payment in the Merger in respect of your options award. In order to exercise your options you must pay the option exercise price and satisfy applicable withholding requirements. If you exercise your stock options prior to closing, you will receive shares of Class A common stock. If you hold those shares as of the Merger closing date, you will be treated in the same manner as other holders of Class A common stock and receive $19.00 in exchange for each share in the Merger.

6.	When would I receive the cash payment for my options if I am eligible for the cash-out?

You would receive the cash payment in exchange for the cancellation of your stock options as soon as practicable following the closing date of the Merger.

7.	How will the cash payment for stock options be taxed?

Tax rules are complex and may vary depending on your specific situation. In general, for U.S. federal income tax purposes, the payment for stock options cashed out in the Merger will be taxable as ordinary compensation income. And if you are an employee or former employee of Emdeon and its affiliates, the cash payment will be subject to applicable withholding taxes and reported on your W-2 statement for the year of payment. The Company cannot give you tax advice and we encourage you to consult your personal tax advisor for specific tax information applicable to your circumstances.

Restricted Stock Units (RSUs)

1.	What will happen to my unvested RSUs as a result of the proposed Merger?

The Company will accelerate the vesting of RSUs that remain outstanding immediately prior to the closing of the Merger. This vesting acceleration is not effective right away, and will only apply to your RSUs if those RSUs remain outstanding as of the Merger closing date.

2.	I currently hold unvested RSUs and Class A common stock that I received when some of my RSUs vested. What will happen in the Merger to my RSUs and Class A common stock that I received when some of my RSUs vested?

If the Merger occurs, all unvested RSUs outstanding immediately prior to closing will be cashed out. That is, your unvested RSUs will be cancelled and automatically converted into the right to receive a cash payment equal to the $19.00 price payable per share of Class A common stock, multiplied by the number of shares subject to the RSU. The cash payment will also be reduced by any applicable tax withholding.

If your RSUs have vested prior to the Merger closing date, that means those awards will have already been converted to shares of Class A common stock. If you still hold those shares of Class A common stock, you will be treated like other stockholders in the Merger and receive payment of $19.00 per share in exchange for cancellation of those shares.

RSU Payment Example:

Assume you were granted 1,000 RSUs on August 11, 2009, subject to vesting in annual 25% installments, and that the Merger closing date is November 1, 2011.

If you remain employed with Emdeon through the November 1, 2011 closing date, 50% of your RSUs (500 shares) would already have become vested prior to November 1, 2011 and converted to shares of Emdeon Class A common stock. These shares of Class A common stock, to the extent still held by you, will be treated like other shares of Class A common stock in the Merger and automatically cancelled in exchange for payment of $19.00 per share. The 500 unvested RSUs outstanding as of November 1, 2011 will all be considered vested and cancelled as described above in exchange for a cash payment equal to $19.00 × 500 (= $9,500), less applicable withholding taxes.

3.	What if I am no longer employed by Emdeon?

If you had RSUs that vested prior to your termination date, those awards will have already been converted to shares of Class A common stock. Those shares of Class A common stock, to the extent still held by you, will be treated like other shares of Class A common stock in the Merger and automatically cancelled in exchange for payment of $19.00 per share. Any of your RSUs that have expired or been cancelled prior to the closing date of the Merger (for example, any unvested RSUs forfeited because of your separation from service with Emdeon) will not be eligible for such treatment.

4.	Some of my RSUs are scheduled to vest before the Merger closing. What will happen to those RSUs?

During the period between now and the Merger closing date, RSUs will continue to become vested and converted into shares of Emdeon Class A common stock in accordance with the normal vesting terms applicable to outstanding RSUs as specified in the 2009 Equity Plan and your RSU award agreement.

5.	When would I receive the cash payment for my RSUs if I am eligible for the cash out?

You would receive the cash payment in exchange for the cancellation of your RSUs as soon as practicable following the closing date of the Merger.

6.	How will the cash payment for RSUs be taxed?

Tax rules are complex and may vary depending on your specific situation. In general, for U.S. federal income tax purposes, the payment for unvested RSUs cashed out in the Merger will be taxable as ordinary compensation income. And if you are an employee or former employee of Emdeon and its affiliates, the cash payment will be subject to applicable withholding taxes and reported on your W-2 statement for the year of payment. If your RSUs have vested prior to the Merger closing date, that means those awards will have already been converted to shares of Class A common stock. Upon the subsequent sale of those shares of Class A common stock, whether in the Merger or otherwise, the gain (or loss) is generally taxable as capital gains (or loss), short-term or long-term depending on the length of time you held those shares. The Company cannot give you tax advice and we encourage you to consult your personal tax advisor for specific tax information applicable to your circumstances.

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For additional information, please see the Emdeon Inc. 2009 Equity Incentive Plan Prospectus, a copy of which is available at www.astepsdiv.com. If you would like to receive a paper copy of the prospectus, one will be sent to you free of charge upon your request to Emdeon’s Legal Department at 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, telephone number: (615) 932-3000. Note that the information contained in this communication is intended to help you understand the provisions of stock options and RSUs in connection with the contemplated Merger. All aspects of your options and/or RSUs will continue to be governed by the terms and provisions of the 2009 Equity Plan, your award agreements and the Merger Agreement, and not this communication.

Forward-Looking Statements

Statements made in this communication that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements also may include information concerning the proposed transaction and Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability and outlook and its overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the proposed transaction and Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to the proposed transaction include unexpected costs or liabilities, delays due to regulatory review, certain closing conditions (including the committed financing) may not be timely satisfied or waived, litigation may be commenced and general and business conditions may change. Other factors that may cause actual results to differ materially include those set forth in the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission (the “SEC”).

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information will be Filed with the SEC:

In connection with the proposed Merger, Emdeon will prepare a proxy statement and a Rule 13e-3 Transaction Statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to Emdeon’s stockholders. EMDEON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE RULE 13E-3 TRANSACTION STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Emdeon’s stockholders will be able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Emdeon’s stockholders will also be able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) by directing a request by mail or telephone to Emdeon Inc., Attn: Secretary, 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214, telephone: (615) 932-3000, or from Emdeon’s website, http://www.emdeon.com.

Participants in Solicitation:

Emdeon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Emdeon’s stockholders with respect to the proposed Merger. Information regarding any interests that Emdeon’s executive officers and directors may have in the transaction will be set forth in the proxy statement. In addition, information about the Company’s executive officers and directors is contained in the Company’s most recent proxy statement and annual report on Form 10-K, which are available on the Company’s website and at www.sec.gov.